Exhibit 5.1

[Cozen O’Connor Letterhead]

May 4, 2011

Board of Directors
Cytomedix, Inc.
209 Perry Parkway, Suite 7
Gaithersburg, MD 20877

Re:           Registration Statement on Form S-1

Gentlemen:

We have acted as counsel to Cytomedix, Inc., a Delaware corporation (the “Company”) in connection with the preparation and filing of the Registration Statement on Form S-1 (SEC Registration No. 333-168936) (the “Registration Statement”) filed by the Company with United States Securities and Exchange Commission under the Securities Act of 1933, as amended (“Act”). The Registration Statement covers the resale by certain selling stockholders listed in the Registration Statement of up to 7,841,496 shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”) that may be issued by the Company (i) upon the exercise of certain warrants (the “Investor Warrants”) sold in the April 2010 private offering of the Company’s securities; (ii) upon the exercise of certain warrants issued pursuant to certain Guaranty Agreements also executed in April 2010 (the “Guaranty Warrants”); and (iii) upon the issuance of dividends on the Series D 10% Convertible Preferred Stock (the “Series D Preferred Stock”) sold in the April Offering (the “Dividends”).

In rendering this opinion, we have examined: (i) the Certificate of Incorporation and By-laws of the Company, each as presently in effect and included as Exhibits 3(i) and (ii), respectively, to the Registration Statement; (ii) resolutions of the Company’s Board of Directors (the “Board”) authorizing the issuance of the Common Stock; (iii) the Registration Statement; (iv) the Investor Warrants, (v) the Guaranty Warrants, (vi) the Certificate of Designation of Preferences, Rights and Limitations of the Series D 10% Convertible Preferred Stock (the “Certificate of Designation”), and (v) such statutory provisions, certificates and other documents as we have deemed appropriate or necessary as a basis for the opinions hereinafter expressed. We have also examined such other documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing and in reliance thereon, we are of the opinion that the Common Stock has been duly authorized and, when issued by the Company (i) upon the exercise of the Investor Warrants and the Guaranty Warrants and in accordance with the terms of such warrants, respectively, and (ii) as dividends on the Series D Preferred Stock in accordance with the terms of the Certificate of Designation, will be validly issued, fully paid and nonassessable.

This opinion is limited to the Federal law of the United States, and the applicable statutory provisions of General Corporation Law of the State of Delaware, including all applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting those laws and provisions. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the heading “Legal Matters.”

This opinion is rendered pursuant to Item 601(b)(5)(i) of Regulation S-K under the Act and may not be used or relied upon for any other purpose. This opinion is given as of the effective date of the Registration Statement, and we assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

Very truly yours,

/s/ Cozen O'Connor

Cozen O'Connor